UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2009
RXI PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
60 Prescott Street, Worcester, MA 01605

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 767-3861
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) As part of a plan succession in leadership, Tod Woolf, Ph.D., resigned as President, Chief Executive Officer and a member of the Board of Directors (the “Board”) of RXi Pharmaceuticals Corporation, effective November 5, 2009. Dr. Woolf’s decision to resign was not a result of any disagreement with the Company or its management. Dr. Woolf will remain with the Company as a member of its scientific advisory board.
(c) On November 5, 2009, the Board appointed Noah D. Beerman as its President and Chief Executive Officer, effective immediately. Mr. Beerman, age 47, has over 25 years of experience in the biopharmaceutical industry. From 1997 until April 2009, Mr. Beerman held a variety of leadership positions, most recently serving as Executive Vice President and Chief Business Officer at Indevus Pharmaceuticals, Inc., which was acquired by Endo Pharmaceuticals in March 2009. Prior to joining Indevus, Mr. Beerman was responsible for health care as vice president at Technology Management and Funding (“TMF”), a venture firm where he developed and executed business and commercialization strategies for TMF’s biotechnology portfolio. Earlier in his career, he served in a variety of business and scientific capacities at Creative BioMolecules, Sandoz AG, and Repligen. Mr. Beerman holds an M.B.A. from Northeastern University’s High Technology Program and a B.S. in molecular genetics from the University of Rochester. Mr. Beerman does not have a family relationship with any existing member of the Board or any executive officer of the Company.
     Under the terms of Mr. Beerman’s employment agreement (the “Agreement”), the Company is obligated to appoint him to the Board promptly following the effective date of the Agreement. Mr. Beerman is also entitled to a sign-on bonus of $25,000, options to purchase 350,000 shares of common stock of the Company which will vest quarterly in equal installments over four years, an annual base salary of $375,000, and Mr. Beerman may be eligible for an annual bonus determined by the Company in its sole discretion. The Agreement expires on December 31, 2011, but may be terminated by the Company or Mr. Beerman at any time. If the Company terminates Mr. Beerman’s employment without cause (as defined in the Agreement), or if Mr. Beerman terminates his employment for good reason (as defined in the Agreement), Mr. Beerman will be entitled to (a) salary, option vesting and continued participation in the Company-sponsored group benefit plan during the Severance Period (as defined in the Agreement) and (b) a bonus incentive for targets achieved in full prior to the date of termination.
     A copy of the press release announcing the events described above is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued by RXi Pharmaceuticals Corporation on November 6, 2009

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION
Date: November 6, 2009	By:	/s/ Konstantinos Andrikopoulos
		Name:	Konstantinos Andrikopoulos
		Title:	Vice President, Legal Counsel